Exhibit 5

CONTRATO DE ADESÃO DE VENDEDORA	SELLER ACCESSION AGREEMENT

O presente Contrato de Adesão de Vendedora, datado de 13 de outubro de 2016 (“Acordo”), é firmado entre (i) Energia São Paulo Fundo de Investimento em Ações, um fundo de investimentos organizado e existente de acordo com as leis do Brasil e a regulamentação da Comissão de Valores Mobiliários – CVM, inscrito no CNPJ/MF sob o n.º 02.178.371/0001-93, neste ato representado por seu administrador, BANCO BNP PARIBAS S.A., instituição financeira organizada como uma sociedade anônima fechada, com sede em São Paulo, SP, na Av. Presidente Juscelino Kubitschek, 510, 10º a 14º andares, Itaim Bibi, CEP: 04.543-000, inscrita no CNPJ/MF sob o n.º 1.522.368/0001-82, (ii) Fundação CESP, uma entidade fechada de previdência complementar organizada e existente de acordo com as leis do Brasil, com sede em São Paulo, SP, na Alameda Santos, 2,477, Jardim Paulista, CEP: 01.419-907, inscrita no CNPJ/MF sob o n.º 62.465.117/0001-06, (iii) SISTEL - Fundação Sistel de Seguridade Social, uma entidade fechada de previdência complementar organizada e existente de acordo com as leis do Brasil, com sede em Brasília, DF, na SEPS/Ed. Edifício General Alencastro 702/902, Conjunto B, Bloco A, CEP: 70.390-025, inscrita no CNPJ/MF sob o n.º 00.493.916/0001-06, (iv) Fundação Petrobras de Seguridade Social – PETROS, uma entidade fechada de previdência complementar organizada e existente de acordo com as leis do Brasil, com sede

This SELLER ACCESSION AGREEMENT, dated as of October 13, 2016 (this “Agreement”), is being entered into by (i) Energia São Paulo Fundo de Investimento em Ações, an investment fund (fundo de investimento em ações fechado) organized and existing under the Laws of Brazil and the regulation of the Brazilian Securities and Exchange Commission – CVM (Comissão de Valores Mobiliários - CVM), enrolled with CNPJ under No. 02.178.371/0001-93, herein represented by its administrator, BANCO BNP PARIBAS S.A., financial institution organized as a private corporation (sociedade anônima fechada), with its principal place of business in São Paulo, SP, at Av. Presidente Juscelino Kubitschek, 510, 10th to 14th floors, Itaim Bibi, Zip Code: 04.543-000, enrolled with CNPJ under No. 1.522.368/0001-82, (ii) Fundação CESP, a closed complementary pension fund (entidade fechada de previdência complementar) duly organized and existing under the Laws of Brazil, with its principal place of business in São Paulo, SP, at Alameda Santos, 2,477, Jardim Paulista, Zip Code 01.419-907, enrolled with CNPJ under No. 62.465.117/0001-06, (iii) SISTEL - Fundação Sistel de Seguridade Social, a closed complementary pension fund (entidade fechada de previdência complementar), duly organized and existing under the Laws of Brazil, with its principal place

no Rio de Janeiro, RJ, na Rua do Ouvidor, 98, Centro, CEP: 20.040-030, inscrita no CNPJ/MF sob o n.º 34.053.942/0001-50, e (v) Fundação SABESP de Seguridade Social — SABESPREV, uma entidade fechada de previdência complementar organizada e existente de acordo com as leis do Brasil, com sede em São Paulo, SP, na Alameda Santos, 1,827, 14º andar, Cerqueira César, CEP: 01.419-909, inscrita no CNPJ/MF sob o n.º 65.471.914/0001-86 (as “Vendedoras Aderentes”), com respeito ao Contrato de Compra e Venda de Ações celebrado em 02 de setembro de 2016 (o “Contrato de Compra e Venda de Ações”) entre a State Grid Brazil Power Participações Ltda., a State Grid International Development Limited, ESC Energia S.A., a Camargo Correa S.A. e qualquer outra Vendedora que se torne parte signatária do Contrato de Compra e Venda de Ações de acordo com a Cláusula X do presente instrumento. Os termos iniciados em letra maiúscula não definidos de outro modo neste instrumento terão o significado a eles atribuídos no Contrato de Compra e Venda de Ações.	of business in Brasília, DF, at SEPS/Ed. Edifício General Alencastro 702/902, Conjunto B, Bloco A, Zip Code: 70.390-025, enrolled with CNPJ under No. 00.493.916/0001-06, (iv) Fundação Petrobras de Seguridade Social – PETROS, a closed complementary pension fund (entidade fechada de previdência complementar), duly organized and existing under the Laws of Brazil, with its principal place of business in Rio de Janeiro, RJ, at Rua do Ouvidor, 98, Centro, Zip Code: 20.040-030, enrolled with CNPJ under No. 34.053.942/0001-50, and (v) Fundação SABESP de Seguridade Social — SABESPREV, a closed complementary pension fund (entidade fechada de previdência complementar), duly organized and existing under the Laws of Brazil, with its principal place of business in São Paulo, SP, at Alameda Santos, 1,827, 14th floor, Cerqueira César, Zip Code: 01.419-909, enrolled with CNPJ under No. 65.471.914/0001-86 (the “Acceding Sellers”) with respect to the Share Purchase Agreement, dated as of September 02, 2016 (the “Share Purchase Agreement”), by and among State Grid Brazil Power Participações Ltda, State Grid International Development Limited, ESC Energia S.A., Camargo Correa S.A. and any other Seller becoming a party to the Share Purchase Agreement in accordance with Article X thereof. Capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Share Purchase Agreement.

CONSIDERANDO QUE as Vendedoras Aderentes são em	WHEREAS, the Acceding Sellers collectively are the record and

conjunto as proprietárias legítimas e diretas (i) do número de Ações vinculadas ao Acordo de Acionistas da Companhia descrito na coluna (A) do Anexo 1 deste Acordo, e (ii) do número de Ações não vinculadas ao Acordo de Acionistas da Companhia descrito na colunanas (B) do Anexo 1 do presente Acordo;	beneficial owners of (i) the number of Shares bound by the Company Shareholders Agreement set forth in column (A) of Schedule 1 to this Agreement and (ii) the number of Shares not bound by the Company Shareholders Agreement set forth in column (B) of Schedule 1 to this Agreement;

CONSIDERANDO QUE as Vendedoras Aderentes (e/ou sua Subsidiária que seja Outra Acionista Relevante, conforme aplicável) exerceram seu direito de venda conjunta de acordo com a Cláusula 11.4 do Acordo de Acionistas da Companhia em relação ao número de Ações descrito na coluna (C) do Anexo 1 ao presente Acordo, representando (i) todas as Ações vinculadas ao Acordo de Acionistas da Companhia que sejam detidas por tal Vendedora e suas Afiliadas e (ii) a percentagem do capital social emitido e em circulação da Companhia descrita na coluna (D) do Anexo 1 ao presente Acordo; e

WHEREAS, the Acceding Sellers (and/or its Subsidiary that is an Other Significant Shareholder, as applicable) have exercised its tag-along rights pursuant to Section 11.4 of the Company Shareholders Agreement with respect to the number of Shares set forth in column (C) of Schedule 1 to this Agreement, representing (i) all of the Shares bound by the Company Shareholders Agreement held by such Seller and its Affiliates and (ii) the percentage of the issued and outstanding capital stock of the Company set forth in column (D) of Schedule 1 to this Agreement; and

CONSIDERANDO QUE cada uma das Vendedoras Aderentes deseja se tornar uma parte signatária do Contrato de Compra e Venda de Ações na condição de “Vendedora”, conforme previsto no presente instrumento e no Contrato de Compra e Venda de Ações,

WHEREAS, each of the Acceding Sellers desires to become a party to the Share Purchase Agreement in the position of a “Seller” as provided herein and in the Share Purchase Agreement,

ISTO POSTO, em consideração ao acima exposto e às declarações, garantias, obrigações, acordos e condições previstas no	NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and conditions set forth in

presente Acordo e no Contrato de Compra e Venda de Ações, e com a intenção de aqui se obrigarem legalmente, as Vendedoras Aderentes desde já concordam, em benefício de cada uma das demais Partes do Contrato de Compra e Venda de Ações, com o seguinte:	this Agreement and in the Share Purchase Agreement, and intending to be legally bound hereby, the Acceding Sellers hereby agree, for the benefit of each other Party to the Share Purchase Agreement, as follows:

1. Adesão. As Vendedoras Aderentes concordam que, ao assinar e entregar o presente Acordo à Compradora e às outras Vendedoras signatárias do Contrato de Compra e Venda de Ações na data do presente instrumento, cada uma das Vendedoras Aderentes se tornou parte signatária do Contrato de Compra e Venda de Ações, na condição de “Vendedora” (com todos os direitos, deveres e obrigações correspondentes previstos no Contrato de Compra e Venda de Ações e aplicáveis às Vendedoras, com a mesma força e efeito que teriam se tal Vendedora Aderente tivesse firmado o Contrato de Compra e Venda de Ações na data de sua celebração); contanto que todas as Vendedoras Aderentes tenham cumprido estritamente as exigências da cláusula aplicável do Capítulo X do Contrato de Compra e Venda de Ações (incluindo, na medida que as Vendedoras Aderentes estejam aderindo ao Contrato de Compra e Venda de Ações de acordo com a Cláusula 10.1 do referido instrumento, a exigência de que as Vendedoras Aderentes entreguem uma Carta de Crédito Aceitável, na forma contemplada na Cláusula 10.1 do Contrato de Compra e Venda de Ações) (as “Exigências para Adesão”). As Vendedoras Aderentes desde já renunciam a todas e quaisquer

1. Accession. The Acceding Sellers agree that, by executing and delivering this Agreement to Buyer and the other Sellers party to the Share Purchase Agreement as of the date hereof, each of the Acceding Sellers has become a party to the Share Purchase Agreement in the position of a “Seller” (with all attendant rights, duties and obligations stated in the Share Purchase Agreement as being applicable to Sellers, with the same force and effect as if such Acceding Seller had executed the Share Purchase Agreement on the date thereof); provided that all Acceding Sellers have strictly complied with the requirements of the applicable Section of Article X of the Share Purchase Agreement (including, to the extent that the Acceding Sellers are acceding to the Share Purchase Agreement in accordance with Section 10.1 thereof, the requirement that the Acceding Sellers deliver an Acceptable Letter of Credit in the manner contemplated by Section 10.1 to the Share Purchase Agreement) (the requirements referred to in this proviso being the “Accession Requirements”). The Acceding Sellers hereby waive any and all claims, defenses or other rights they might otherwise be able to assert that they have not effectively become a party to the Share Purchase Agreement in the

reivindicações, defesas ou outros direitos que elas possam ter de alegar que não se tornaram efetivamente parte do Contrato de Compra e Venda de Ações na condição de “Vendedora”, sem prejuízo do direito da Compradora de alegar o mesmo ou renunciar aos seus direitos em face de qualquer descumprimento das Exigências para Adesão por parte das Vendedoras Aderentes.	position of a “Seller”, without prejudice to Buyer’s right to assert the same or to waive any non-compliance by the Acceding Sellers with the Accession Requirements.

2. Declarações e Garantias. As Vendedoras Aderentes concordam que, ao assinar e entregar o presente Acordo à Compradora, fizeram e deram à Compradora as declarações e garantias previstas nos Capítulos III e IV do Contrato de Compra e Venda de Ações de acordo com, para os propósitos de, e nas datas e momentos previstos no Contrato de Compra e Venda de Ações.

2. Representations and Warranties. The Acceding Sellers agree that by executing and delivering this Agreement to Buyer, they have made to Buyer the representations and warranties set forth in Article III and Article IV of the Share Purchase Agreement pursuant to and for the purposes of, and at the dates and times set forth in, the Share Purchase Agreement.

3. Anexo de Ações. Para os fins do Contrato de Compra e Venda de Ações, “Anexo de Ações” significa, com respeito às Vendedoras Aderentes, o Anexo 1 ao presente instrumento.	3. Share Schedule. For purposes of the Share Purchase Agreement, “Share Schedule” means, with respect to the Acceding Sellers, Schedule 1 hereto.

4. Conhecimento. “Conhecimento” das Vendedoras Aderentes, para os fins do Contrato de Compra e Venda de Ações, significará o conhecimento efetivamente possuído ou que, após o devido e diligente questionamento razoável sobre a matéria pertinente nas circunstâncias em questão, é razoavelmente esperado por qualquer uma das pessoas elencadas no Anexo 2 do presente instrumento.

4. Knowledge. “Knowledge” of the Acceding Sellers for purposes of the Share Purchase Agreement shall mean the actual knowledge, or such knowledge as would reasonably be expected after due and diligent inquiry reasonable under the circumstances with respect to the applicable matter, of any of the individuals set forth on Schedule 2 hereto.

5. Legislação Aplicável. O presente Acordo deverá ser	5. Governing Law. This Agreement shall be construed,

interpretado, cumprido e executado em todos seus aspectos de acordo com as Leis do Brasil, sem dar efeito aos princípios ou normas que regulam o conflito de Leis, na medida em que tais princípios ou normas possam exigir ou permitir a aplicação de Leis de alguma outra jurisdição.	performed and enforced in all respects in accordance with the Laws of Brazil without giving effect to its principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

6. Terceiros Beneficiários. Cada uma das Partes signatárias do Contrato de Compra e Venda de Ações é considerada expressamente uma terceira beneficiária deste Acordo. Salvo conforme previsto na sentença imediatamente acima, nada no presente Acordo, quer expressa ou implicitamente, pretende conferir ou conferirá a qualquer outra Pessoa qualquer direito, benefício ou reparação de qualquer natureza conforme o presente Acordo ou em virtude dele, além dos direitos de terceiros previstos no Capítulo IX do Contrato de Compra e Venda de Ações.

6. Third-Party Beneficiaries. Each of the other Parties to the Share Purchase Agreement are express third parties beneficiaries of this Agreement. Except as set forth in the immediately preceding sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement other than the third-party rights provided for under ARTICLE IX of the Share Purchase Agreement.

7. Arbitragem.	7. Arbitration.

(a) Qualquer divergência, disputa, controvérsia ou reivindicação decorrente de ou relacionada ao presente Acordo, inclusive, entre outras coisas, quanto à existência, validade, eficácia, interpretação, cumprimento, implementação, rescisão ou qualquer violação do presente instrumento (uma “Disputa”) entre as Partes, incluindo quaisquer de seus sucessores a qualquer título, deverá ser resolvida de forma exclusiva e definitiva, sem qualquer recurso, através de arbitragem final e vinculante. A arbitragem e as audiências de arbitragem deverão

(a) Any discrepancy, dispute, controversy or claim arising out of or relating to this Agreement, including, but not limited to, the existence, validity, effectiveness, interpretation, performance, implementation, termination or any breach hereof or thereof (a “Dispute”) among the Parties, including any of its successors at any title, shall be exclusively and definitively resolved, without any recourse to appeal, by final and binding arbitration. The seat of such arbitration shall be, and the arbitration hearings shall be held in, the City of São Paulo, State of São Paulo,

ocorrer na cidade de São Paulo, Estado de São Paulo, Brasil. A arbitragem será administrada pela Corte Internacional de Arbitragem da Câmara de Comércio Internacional (“CCI”) de acordo com o Regulamento de Arbitragem da CCI (“Regulamento de Arbitragem”) em vigor na data do início da arbitragem, conforme alterado pelo presente Acordo ou através de acordo mútuo entre as Partes, e de acordo com a Lei No 9.307/96.	Brazil. The arbitration shall be administered by the International Court of Arbitration of the International Chamber of Commerce (“ICC”) in accordance with the Rules of Arbitration of the ICC (“Arbitration Rules”), as in effect as of the date of commencement of the arbitration, as modified by this Agreement or mutual agreement of the Parties, and with Law 9,307/96.

(b) A arbitragem deverá ser conduzida em idioma inglês, embora possam ser apresentados documentos e prestados testemunhos em português ou em qualquer outro idioma, desde que sejam acompanhados de uma tradução.

(b) The arbitration shall be conducted in the English language, although documents or testimony may be submitted in Portuguese or any other languages if a translation is provided.

(c) O tribunal arbitral deverá se composto por três árbitros. O primeiro árbitro deverá ser nomeado pela parte requerente. O segundo árbitro deverá ser nomeado pela parte requerida. O terceiro árbitro (que será o presidente do tribunal) deverá ser nomeado pelos árbitros nomeados pelas duas partes dentro de 15 (quinze) dias após a data da confirmação do árbitro nomeado pela segunda parte. Caso qualquer Parte deixe de nomear um árbitro dentro do período estabelecido ou caso os dois árbitros não consigam chegar a um acordo sobre o terceiro árbitro dentro dos prazos aplicáveis, a nomeação do terceiro árbitro deverá ser feita pelo Tribunal Internacional de Arbitragem da CCI de acordo com o Regulamento de Arbitragem. À medida que uma Disputa envolva mais de uma parte

(c) The arbitration panel shall be composed of three arbitrators. The first arbitrator shall be appointed by the claimant. The second arbitrator shall be appointed by the respondent. The third arbitrator (who shall act as chairman) shall be appointed by the two party-appointed arbitrators, within fifteen (15) days from the date of confirmation of the second party-appointed arbitrator. If any Party fails to appoint an arbitrator within the required period, or if the two arbitrators cannot reach an agreement with respect to the third arbitrator within the applicable periods, the appointment shall be made by the ICC International Court of Arbitration pursuant to the Arbitration Rules. To the extent that a Dispute involves more than one party as claimant, such claimants shall jointly appoint the first

requerente, as partes requerentes em questão deverão nomear em conjunto o primeiro árbitro. À medida que qualquer Disputa envolva mais de uma parte requerida, as partes requeridas em questão deverão nomear em conjunto o segundo árbitro.	arbitrator. To the extent that any Dispute involves more than one respondent, such respondents shall jointly appoint the second arbitrator.

(d) No caso de uma arbitragem envolvendo 3 (três) ou mais partes que não possam ser colocadas em um grupo de requerentes nem em um grupo de requeridos, as partes deverão de comum acordo nomear dois árbitros dentro de 15 (quinze) dias após o recebimento da última notificação nesse sentido pela CCI. O terceiro árbitro, que deverá atuar como Presidente do tribunal arbitral, deverá ser nomeado pelos árbitros nomeados pelas partes dentro de 15 (quinze) dias após a confirmação do último árbitro, ou, caso não seja possível por algum motivo, pela CCI, de acordo com o Regulamento de Arbitragem. Caso as partes deixem de nomear os árbitros, todos os membros do tribunal arbitral deverão ser nomeados pela CCI, de acordo com o Regulamento de Arbitragem, que deverá designar um deles para atuar como presidente do tribunal arbitral.

(d) In case of an arbitration involving three (3) or more parties that can neither be set in a group of claimants nor in a group of respondents, the parties, in agreement, shall appoint two arbitrators within fifteen (15) days after receipt of the last notice by the ICC in this sense. The third arbitrator, whom shall act as the President of the arbitration panel, shall be appointed by the party-appointed arbitrators within fifteen (15) days after the confirmation of the last arbitrator or, if that is not possible by any reason, by the ICC, in accordance with the Arbitration Rules. If the parties fail to appoint the arbitrators, all members of the arbitration panel shall be appointed by the ICC, in accordance with the Arbitration Rules, which shall designate one of them to serve as chairman of the arbitration panel.

(e) Contanto que os termos de referência não tenham sido assinados pelas partes ou aprovados pela CCI, a CCI pode consolidar, conforme o caso, dois ou mais procedimentos arbitrais simultâneos decorrentes do presente Acordo ou de qualquer outro contrato firmado pelas Partes, de acordo com o Regulamento de Arbitragem. Após os termos de

(e) Provided that the terms of reference have not been signed by the parties or approved by the ICC, the ICC may consolidate two or more simultaneous arbitral proceedings arising out of this Agreement or any other agreement entered by the Parties, as the case may be, in accordance with the Arbitration Rules. After the terms of reference are signed by the parties of

referência serem assinadas pelas partes em Disputa ou serem aprovados pela CCI, o tribunal arbitral pode consolidar o procedimento arbitral com base neste Acordo ou em qualquer outro contrato, contato que: (i) os procedimentos de arbitragem sejam oriundos da mesma relação jurídica; (ii) as cláusulas compromissórias sejam compatíveis; (iii) nenhuma parte seja prejudicada indevidamente; e (iv) a consolidação em tais circunstâncias não resulte em atraso indevido. O tribunal arbitral que foi constituído primeiro terá jurisdição para consolidação e sua decisão será final e obrigará as partes em todos os procedimentos.	the Dispute or it is approved by the ICC, the arbitration panel may consolidate arbitral proceedings based on this or any other agreement provided that: (i) the arbitral proceedings arise in connection with the same legal relationship; (ii) the arbitration clauses are compatible; (iii) no party would be unduly prejudiced; and (iv) consolidation under these circumstances would not result in undue delay. The arbitration panel that was first constituted shall have jurisdiction for consolidation and its decision shall be final and binding upon the parties to all proceedings.

(f) Qualquer sentença do tribunal arbitral deve ser proferida por escrito e indicar os fundamentos sobre os quais se baseie. A sentença será final e obrigará as Partes e seus sucessores a qualquer título, e o reconhecimento e a execução judicial da sentença arbitral podem ser solicitados a qualquer tribunal de jurisdição competente. Os honorários da arbitragem e outros custos razoáveis e comprovadamente incorridos pela parte vencedora no procedimento de arbitragem, incluindo honorários advocatícios razoáveis, deverão ser arcados conforme determinado pelo tribunal arbitral.

(f) Any award of the arbitration panel must be in writing and state the grounds upon which it is based. The award shall be final and binding on the Parties and their successors at any title, and a judgment upon the award may be recognized and enforced in any court of competent jurisdiction. The fees of the arbitration and other reasonable and documented costs of the party which has prevailed in such arbitration, including reasonable attorney’s fees, shall be borne as established by the arbitration panel.

(g) Assim que for instalado, o tribunal arbitral pode, a pedido de uma Parte, ordenar qualquer medida liminar ou cautelar que julgar apropriada. O tribunal arbitral pode conceder qualquer medida mediante prestação de caução adequada pela

(g) As soon as constituted, the arbitration panel may, at the request of a Party, order any interim or conservatory measure it deems appropriate. The arbitration panel may make the granting of any such measure subject to appropriate

parte solicitante. Qualquer medida deverá ser tomada na forma de uma ordem fundamentada ou de uma sentença parcial, conforme o tribunal arbitral considere adequado. Antes da instalação do tribunal arbitral, as Partes podem recorrer a qualquer autoridade judicial competente ou ao Árbitro de Emergência, conforme previsto no Regulamento de Arbitragem, para obter medidas liminares ou cautelares. A solicitação que uma Parte venha a fazer a alguma autoridade judicial ou ao Árbitro de Emergência de tais medidas ou da implementação de quaisquer das medidas decretadas pelo tribunal arbitral não será considerada uma infração ou uma renúncia ao acordo de arbitragem e não prejudicará os poderes relevantes reservados ao tribunal arbitral.	security being furnished by the requesting party. Any such measure shall take the form of an order, giving reasons, or of a partial award, as the arbitration panel considers appropriate. Before the constitution of the arbitration panel, the Parties may apply to any competent judicial authority or to the Emergency Arbitrator, as provided in the Arbitration Rules, for interim or conservatory measures. The application of a Party to a judicial authority or to the Emergency Arbitrator for such measures or for the implementation of any such measures ordered by the arbitration panel shall not be deemed to be an infringement or a waiver of the arbitration agreement and shall not affect the relevant powers reserved to the arbitration panel.

(h) A promessa de cada Parte de resolver todas as Disputas conforme previsto no presente instrumento é feita em contrapartida a uma promessa idêntica da outra Parte. Os detalhes ou a existência de quaisquer Disputas, de quaisquer reuniões formais ou informais e de procedimentos conduzidos nos termos do presente instrumento e de qualquer procedimento de instrução relacionado a qualquer arbitragem deverão ser mantidos em estrito sigilo e não deverão ser divulgados ou discutidos com quaisquer terceiros (excluindo advogados, contadores, seguradoras e outros agentes e representantes de uma Parte, conforme razoavelmente exigido em relação a qualquer procedimento de resolução de Disputa com base no presente instrumento), exceto conforme de outro modo exigido por qualquer Lei

(h) Each Party’s promise to resolve all Disputes as set forth herein is given in consideration for the other Party’s like promise. The details or existence of any Disputes, any formal or informal meetings and proceedings conducted hereunder, and any discovery taken in connection with any arbitration, shall be kept strictly confidential and shall not be disclosed or discussed with any third party (excluding a Party’s attorneys, accountants, insurers and other agents and representatives, as reasonably required in connection with any Dispute resolution procedure hereunder), except as otherwise required by any Law or rule of any securities exchange on which such Party’s securities are traded, and as necessary in court proceedings in relation to the arbitration or to enforce

ou norma de qualquer bolsa de valores na qual sejam negociados valores mobiliários da Parte em questão, e conforme necessário em processos judiciais em relação à arbitragem ou para executar ou afastar a sentença arbitral.	or set aside the arbitration award.

(i) Cada uma das Partes reserva-se o direito de recorrer ao Judiciário para: (a) exigir a instalação da arbitragem; (b) obter medidas liminares para proteger direitos e (c) executar qualquer decisão dos árbitros, incluindo a sentença final. Todas as medidas liminares e urgentes, quando aplicáveis, e os procedimentos de execução deverão ser solicitados a qualquer tribunal que tenha jurisdição competente sobre as Partes, conforme o caso, ou sobre seus ativos, ou aos tribunais da comarca da Cidade de São Paulo, Estado de São Paulo, Brasil. Para quaisquer outras medidas judiciais, as Partes desde já elegem os tribunais da cidade de São Paulo, Estado de São Paulo, os quais terão jurisdição para decidir tais questões.

(i) Each Party retains the right to seek judicial assistance to: (a) enforce the applicability of the arbitration; (b) obtain interim measures of protection and (c) enforce any decision of the arbitrators, including the final award. All interim and urgent measures, when applicable, and enforcement procedures, shall be requested to any court having jurisdiction over the Parties, as the case may be, their assets or to the courts of the city of São Paulo, State of São Paulo, Brazil. For any other judicial measures, the Parties hereby elect, the courts of the City of São Paulo, State of São Paulo shall have jurisdiction on such matters.

8. Outras Disposições. As disposições previstas nas Cláusulas 13.2, 13.3, 13.4, 13.5, 13.6, 13.10, 13.11, 13.12 e 13.13 do Contrato de Compra e Venda de Ações são incorporadas ao presente instrumento mutatis mutandis.

8. Other Provisions. The provisions set forth in Sections 13.2, 13.3, 13.4, 13.5, 13.6, 13.10, 13.11,13.12 and 13.13 of the Share Purchase Agreement are incorporated herein mutatis mutandis.

9. Renúncia. Ao firmar e entregar à Compradora o presente Acordo, as Vendedoras Aderentes (e cada uma de suas Afiliadas que seja uma parte signatária do Acordo de Acionistas da Companhia) concorda(m)	9. Waiver. By executing and delivering this Agreement to Buyer, each of the Acceding Sellers (and each Affiliate thereof that is party to the Company Shareholders Agreement) agree(s) that it and such

que renunciou(aram) irrevogavelmente, em favor da Compradora, da ESC, da CCSA, da Companhia e de cada outra Vendedora e cada afiliada de qualquer uma destas, (i) a quaisquer direitos de preferência (inclusive de acordo com a Cláusula 11.3 do Acordo de Acionistas da Companhia), (ii) a quaisquer direitos adicionais de venda conjunta (inclusive de acordo com a Cláusula 11.4(III) do Acordo de Acionistas da Companhia), e (iii) a quaisquer outros direitos (inclusive de acordo com as Cláusulas 11.5 ou 12.1 do Acordo de Acionistas da Companhia) que lhe estejam de outro modo disponíveis, no caso do disposto em cada um dos subitens de (i) a (iii), com base no Acordo de Acionistas da Companhia, em relação ao presente Acordo ou a quaisquer das Transações.	Affiliates have hereby irrevocably waived, for the benefit of Buyer, ESC, CCSA, the Company and each other Seller, and each affiliate of any of the foregoing, (i) any rights of first refusal (including pursuant to Section 11.3 of the Company Shareholders Agreement), (ii) any further tag-along rights (including pursuant to Section 11.4(III) of the Company Shareholders Agreement), and (iii) any other rights (including pursuant to Section 11.5 or Section 12.1 of the Company Shareholders Agreement) that might otherwise be available to it, in the case of each of clause (i) through clause (iii), pursuant to the Company Shareholders Agreement in connection with this Agreement or any of the Transactions.

10. Anexo de Notificações. O Anexo 3 do presente instrumento contém os dados de notificação para as Vendedoras Aderentes a serem incluídos no “Anexo de Notificações” do Contrato de Compra e Venda de Ações.

10. Notices Schedule. Schedule 3 hereto sets forth the notice details for the Acceding Sellers to be included to the “Notices Schedule” for the Share Purchase Agreement.

11. Validade. Caso o presente Acordo seja firmado e entregue por uma Controladora de Outra Acionista de acordo com a Cláusula 10.2 do Contrato de Compra e Venda de Ações, ele não terá nenhuma força ou efeito a menos e até que a Controladora de Outra Acionista que detenha uma participação societária na Outra Acionista Relevante em relação à qual as Vendedoras Aderentes tenham firmado e entregado o presente Acordo também tenha aderido ao Contrato de Compra e Venda de Ações de acordo com a Cláusula 10.2 dentro do Período

11. Effectiveness. In the event that this Agreement is being executed and delivered by an Other Shareholder Parent pursuant to Section 10.2 of the Share Purchase Agreement, it shall not have any force or effect unless and until each other Other Shareholder Parent holding an equity interest in the Other Significant Shareholder in respect of which the Acceding Sellers have executed and delivered this Agreement has also acceded to the Share Purchase Agreement pursuant to Section 10.2 within the Tag Acceptance Period. If

de Aceitação da Venda Conjunta. Caso cada Controladora de Outra Acionista referida acima não tenha feito a sua adesão ao Contrato de Compra e Venda de Ações de acordo com o disposto na Cláusula 10.2 dentro do Período de Aceitação da Venda Conjunta, o presente Acordo será nulo e sem qualquer efeito ab initio.	each such Other Shareholder Parent referred to in the preceding sentence has not acceded to the Share Purchase Agreement pursuant to Section 10.2 within the Tag Acceptance Period, this Agreement shall be null and void ab initio and of no force or effect.

12. Vendedoras Aderentes. Energia São Paulo Fundo de Investimento em Ações assina este Acordo em conjunto com Fundação CESP, SISTEL - Fundação Sistel de Seguridade Social, Fundação Petrobras de Seguridade Social – PETROS e Fundação SABESP de Seguridade Social — SABESPREV como uma Vendedora Aderente; observado que, a partir da transferência pela Energia São Paulo Fundo de Investimento em Ações de todas as 115.010.407 Ações por ela detidas para Fundação CESP, SISTEL - Fundação Sistel de Seguridade Social, Fundação Petrobras de Seguridade Social – PETROS e Fundação SABESP de Seguridade Social — SABESPREV (a serem distribuídas entre Fundação CESP, SISTEL - Fundação Sistel de Seguridade Social, Fundação Petrobras de Seguridade Social – PETROS e Fundação SABESP de Seguridade Social — SABESPREV na forma indicada na Coluna C do Anexo 2) (i) Energia São Paulo Fundo de Investimento em Ações deixará, por força deste Acordo, de ser uma Vendedora Aderente e deverá ser considerada uma signatária deste Acordo apenas para fins da Cláusula 9 e (ii) Fundação CESP, SISTEL - Fundação Sistel de Seguridade Social, Fundação Petrobras de Seguridade Social – PETROS e Fundação SABESP

12. Acceding Sellers. Energia São Paulo Fundo de Investimento em Ações is executing this Agreement alongside each of Fundação CESP, SISTEL - Fundação Sistel de Seguridade Social, Fundação Petrobras de Seguridade Social – PETROS and Fundação SABESP de Seguridade Social — SABESPREV as an Acceding Seller; provided that following the transfer by Energia São Paulo Fundo de Investimento em Ações of all of the 115,010,407 Seller Shares held by it to Fundação CESP, SISTEL - Fundação Sistel de Seguridade Social, Fundação Petrobras de Seguridade Social – PETROS and Fundação SABESP de Seguridade Social — SABESPREV (to be apportioned among Fundação CESP, SISTEL - Fundação Sistel de Seguridade Social, Fundação Petrobras de Seguridade Social – PETROS and Fundação SABESP de Seguridade Social — SABESPREV in the amounts set forth in Column C of Schedule 2) (i) Energia São Paulo Fundo de Investimento em Ações shall by operation of this Agreement cease to be an Acceding Seller and thereafter shall be deemed to have signed this Agreement solely for purposes of Section 9 and (ii) Fundação CESP, SISTEL - Fundação Sistel de Seguridade Social, Fundação Petrobras

de Seguridade Social — SABESPREV serão as únicas Vendedoras Aderentes nos termos deste Acordo.	de Seguridade Social – PETROS and Fundação SABESP de Seguridade Social — SABESPREV shall be the sole Acceding Sellers pursuant to this Agreement.

E, POR ESTAREM ASSIM JUSTAS E CONTRATADAS, as partes firmaram o presente Acordo na data informada no início deste instrumento. / IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

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[Página de Assinatura do Contrato de Adesão de Vendedora celebrado em October 13, 2016, por e entre Energia São Paulo Fundo de Investimento em Ações, Fundação CESP, SISTEL - Fundação Sistel de Seguridade Social, Fundação Petrobras de Seguridade Social – PETROS e Fundação SABESP de Seguridade Social — SABESPREV / Signature Page to the Seller Accession Agreement executed on October 13, 2016, by and among Energia São Paulo Fundo de Investimento em Ações, Fundação CESP, SISTEL - Fundação Sistel de Seguridade Social, Fundação Petrobras de Seguridade Social – PETROS and Fundação SABESP de Seguridade Social — SABESPREV]

ENERGIA SÃO PAULO FUNDO DE INVESTIMENTO EM AÇÕES, as Acceding Seller

Por / By:	/s/ Caroline Vitorelli
Nome / Name:	Caroline Vitorelli
Cargo / Title:	Compliance Senior Manager

Por / By:	/s/ Luiz Felipe Santos
Nome / Name:	Luiz Felipe Santos

[Página de Assinatura do Contrato de Adesão de Vendedora celebrado em October 13, 2016, por e entre Energia São Paulo Fundo de Investimento em Ações, Fundação CESP, SISTEL - Fundação Sistel de Seguridade Social, Fundação Petrobras de Seguridade Social – PETROS e Fundação SABESP de Seguridade Social — SABESPREV / Signature Page to the Seller Accession Agreement executed on October 13, 2016, by and among Energia São Paulo Fundo de Investimento em Ações, Fundação CESP, SISTEL - Fundação Sistel de Seguridade Social, Fundação Petrobras de Seguridade Social – PETROS and Fundação SABESP de Seguridade Social — SABESPREV]

FUNDAÇÃO CESP, as Acceding Seller

Por / By:	/s/ Martin Roberto Glogowsky
Nome / Name:	Martin Roberto Glogowsky

Por / By:	/s/ Temóteo Roberto Brito de Miranda
Nome / Name:	Temóteo Roberto Brito de Miranda

[Página de Assinatura do Contrato de Adesão de Vendedora celebrado em October 13, 2016, por e entre Energia São Paulo Fundo de Investimento em Ações, Fundação CESP, SISTEL - Fundação Sistel de Seguridade Social, Fundação Petrobras de Seguridade Social – PETROS e Fundação SABESP de Seguridade Social — SABESPREV / Signature Page to the Seller Accession Agreement executed on October 13, 2016, by and among Energia São Paulo Fundo de Investimento em Ações, Fundação CESP, SISTEL - Fundação Sistel de Seguridade Social, Fundação Petrobras de Seguridade Social – PETROS and Fundação SABESP de Seguridade Social — SABESPREV]

SISTEL - FUNDAÇÃO SISTEL DE SEGURIDADE SOCIAL, as Acceding Seller

Por / By:	/s/ Carlos Alberto C. Moreira
Nome / Name:	Carlos Alberto C. Moreira
Cargo / Title:	Diretor-Presidente

[Página de Assinatura do Contrato de Adesão de Vendedora celebrado em October 13, 2016, por e entre Energia São Paulo Fundo de Investimento em Ações, Fundação CESP, SISTEL - Fundação Sistel de Seguridade Social, Fundação Petrobras de Seguridade Social – PETROS e Fundação SABESP de Seguridade Social — SABESPREV / Signature Page to the Seller Accession Agreement executed on October 13, 2016, by and among Energia São Paulo Fundo de Investimento em Ações, Fundação CESP, SISTEL - Fundação Sistel de Seguridade Social, Fundação Petrobras de Seguridade Social – PETROS and Fundação SABESP de Seguridade Social — SABESPREV]

FUNDAÇÃO PETROBRAS DE SEGURIDADE SOCIAL – PETROS, as Acceding Seller

Por / By:	/s/ Walter Mendes de Oliveira Filho
Nome / Name:	Walter Mendes de Oliveira Filho
Cargo / Title:	CEO

[Página de Assinatura do Contrato de Adesão de Vendedora celebrado em October 13, 2016, por e entre Energia São Paulo Fundo de Investimento em Ações, Fundação CESP, SISTEL - Fundação Sistel de Seguridade Social, Fundação Petrobras de Seguridade Social – PETROS e Fundação SABESP de Seguridade Social — SABESPREV / Signature Page to the Seller Accession Agreement executed on October 13, 2016, by and among Energia São Paulo Fundo de Investimento em Ações, Fundação CESP, SISTEL - Fundação Sistel de Seguridade Social, Fundação Petrobras de Seguridade Social – PETROS and Fundação SABESP de Seguridade Social — SABESPREV]

FUNDAÇÃO SABESP DE SEGURIDADE SOCIAL — SABESPREV, as Acceding Seller

Por / By:	/s/ Cesar Soares Barbosa
Nome / Name:	Cesar Soares Barbosa
Cargo / Title:	Diretor de Previdência
Fundação Sabesp

Por / By:	/s/ Ricardo Frederico Vega
Nome / Name:	Ricardo Frederico Vega
Cargo / Title:	Diretor de Saúde
Fundação Sabesp

[Página de Assinatura do Contrato de Adesão de Vendedora celebrado em October 13, 2016, por e entre Energia São Paulo Fundo de Investimento em Ações, Fundação CESP, SISTEL - Fundação Sistel de Seguridade Social, Fundação Petrobras de Seguridade Social – PETROS e Fundação SABESP de Seguridade Social — SABESPREV / Signature Page to the Seller Accession Agreement executed on October 13, 2016, by and among Energia São Paulo Fundo de Investimento em Ações, Fundação CESP, SISTEL - Fundação Sistel de Seguridade Social, Fundação Petrobras de Seguridade Social – PETROS and Fundação SABESP de Seguridade Social — SABESPREV]

RECONHECIDO E ACEITO SOMENTE PARA OS FINS DA CLÁUSULA 9 /
ACKNOWLEDGED AND AGREED SOLELY FOR PURPOSES OF SECTION 9

Por / By:	/s/ Martin Roberto Glogowsky
Nome / Name:	Martin Roberto Glogowsky

Por / By:	/s/ Temóteo Roberto Brito de Miranda
Nome / Name:	Temóteo Roberto Brito de Miranda

TESEMUNHAS / WITNESSES

1.	/s/ Marcelle Vasconcelos	2.	/s/ Adriana Dutra
	OAB/RJ 159511		OAB/SJ 224.530

Anexo 1 / Schedule 1

ANEXO DE AÇÕES DA VENDEDORA ADERENTE / ACCEDING SELLERS’ SHARE SCHEDULE

(A)	(B)	(C)	(D)

Número de Ações

Detidas pelas

Vendedoras Aderentes e

suas Afiliadas que estão

vinculadas ao Acordo de

Acionistas da

Companhia / Number of

Shares owned by

Acceding Sellers and

their Affiliates that are

bound by the Company

Shareholders Agreement

Número de Ações

Detidas pelas

Vendedoras Aderentes e

suas Afiliadas que não

estão vinculadas ao

Acordo de Acionistas da

Companhia / Number of

Shares owned by

Acceding Sellers and

their Affiliates that are

not bound by the

Company Shareholders

Agreement

Número de Ações de

Venda Conjunta a serem

vendidas pelas

Vendedoras Aderentes à

Compradora com base

no Contrato de Compra

e Venda de Ações

(sujeito a ajustes para

cima de acordo com o

Contrato de Compra e

Venda de Ações) /

Number of Tag-Along

Shares to be sold by

Acceding Sellers to Buyer

under the Share

Purchase Agreement

(subject to upward

adjustments in

accordance with the

Share Purchase

Agreement)

Percentual de todas as

Ações a serem vendidas

pelas Vendedoras

Aderentes à

Compradora com base

no Contrato de Compra

e Venda de Ações /

Percentage of all Shares

to be sold by Acceding

Sellers to Buyer under

the Share Purchase

Agreement

112.196.990 atualmente detidas pelo Energia São Paulo Fundo de Investimento em Ações,	(a) 37.949.060 detidas pela Energia São Paulo Fundo de Investimento em	112.196.990[1] (todas são Ações vinculadas ao Acordo de Acionistas da Companhia), das quais /	11,30%[2] atualmente detido pelo Energia São Energia São Paulo Fundo de Investimento em

[1]	Para dirimir dúvidas, 2.813.417 das Ações listadas na Coluna B e atualmente detidas pelo Energia São Paulo Fundo de Investimento em Ações também serão vendidas pelas Vendedoras Aderentes à Compradora (sendo que, destas Ações, no Fechamento: (a) 1.248.774 serão detidas pela Fundação CESP; (b) 906.823 serão detidas pela SISTEL - Fundação Sistel de Seguridade Social; (c) 640.780 serão detidas pela Fundação Petrobras de Seguridade Social – PETROS; e (d) 17.040 serão detidas pela SABESP de Seguridade Social — SABESPREV) nos termos do Contrato conforme representem bonificações em Ações recebidas em ou depois de 1 de janeiro de 2016 e antes do Fechamento em Ações vinculadas. /For the avoidance of doubt, 2,813.417 of the Shares listed in column (B) and currently held by Energia São Paulo Fundo de Investimento em Ações are also to be sold by the Acceding Sellers to Buyer (provided that, of such Shares, at Closing: (a) 1,248,774 will be held by Fundação CESP; (b) 906,823 will be held by SISTEL - Fundação Sistel de Seguridade Social; (c) 640,780 will be held by Fundação Petrobras de Seguridade Social – PETROS; e (d) 17,040 will be held by SABESP de Seguridade Social — SABESPREV) under the Agreement as they represent Share dividends received on or after January 1, 2016 and prior to the Closing (bonificações em ações) on bound Shares.
[2]	Para dirimir dúvidas, este percentual inclui as ações indicadas na nota de rodapé número 1 acima. / For the avoidance of doubt, this percentage includes the Shares indicated in footnote no. 1 above.

das quais / 112,196,990 currently held by Energia São Paulo Fundo de Investimento em Ações, of which:	Ações / 37.949.060 held by Energia São Paulo Fundo de Investimento em Ações.	112.196.990 (all are Shares bound by the Company Shareholders Agreement), of which:	Ações, das quais / 11.30% currently held by Energia São Paulo Fundo de Investimento em Ações, of which:

(a) 49.800.178 serão detidas, no Fechamento, pela Fundação CESP / 49,800,178 will be held at Closing by Fundação CESP;	(b) 0,000 detidas pela Fundação CESP / 0,000 held by Fundação CESP;	(a) 49.800.178 serão detidas, no Fechamento, pela Fundação CESP / 49,800,178 will be held at Closing by Fundação CESP;	(a) 5,02% será detido, no Fechamento, pela Fundação CESP / 5.02% will be held at Closing by Fundação CESP;

(b) 36.163.469 serão detidas, no Fechamento, pela SISTEL - Fundação Sistel de Seguridade Social / 36,163,469 will be held at Closing by SISTEL - Fundação Sistel de Seguridade Social;	(c) 0,000 detidas pela SISTEL - Fundação Sistel de Seguridade Social / 0,000 held by SISTEL - Fundação Sistel de Seguridade Social;	(b) 36.163.469 serão detidas, no Fechamento, pela SISTEL - Fundação Sistel de Seguridade Social / 36,163,469 will be held at Closing by SISTEL - Fundação Sistel de Seguridade Social;	(b) 3,64% será detido, no Fechamento, pela SISTEL - Fundação Sistel de Seguridade Social / 3.64% will be held at Closing by SISTEL - Fundação Sistel de Seguridade Social;

(c) 25.553.822 serão detidas, no Fechamento, pela Fundação Petrobras de Seguridade Social – PETROS; e / 25,553,882 will be held at Closing by Fundação Petrobras de Seguridade Social – PETROS; and	(d) 1.861.658 detidas pela Fundação Petrobras de Seguridade Social – PETROS; e / 0,000 held by Fundação Petrobras de Seguridade Social – PETROS;	(c) 25.553.822 serão detidas, no Fechamento, pela Fundação Petrobras de Seguridade Social – PETROS; e / 25,553,882 will be held at Closing by Fundação Petrobras de Seguridade Social – PETROS; and	(c) 2,57% será detido, no Fechamento, pela Fundação Petrobras de Seguridade Social – PETROS; e / 2.57% will be held at Closing by Fundação Petrobras de Seguridade Social – PETROS; and

(d) 679.521 serão detidas, no Fechamento, pela Fundação SABESP de Seguridade Social — SABESPREV / 679,521 will be held at Closing by Fundação SABESP de Seguridade Social — SABESPREV.	(e) 0,000 detidas pela Fundação SABESP de Seguridade Social — SABESPREV / 0,000 held by Fundação SABESP de Seguridade Social — SABESPREV; and	(d) 679.521 serão detidas, no Fechamento, pela Fundação SABESP de Seguridade Social — SABESPREV / 679,521 will be held at Closing by Fundação SABESP de Seguridade Social — SABESPREV.	(d) 0,07% será detido, no Fechamento, pela Fundação SABESP de Seguridade Social — SABESPREV / 0.07% will be held at Closing by Fundação SABESP de Seguridade Social — SABESPREV.

(f) 1.259.386 detidas pela Bonaire Participações S.A. / 1.259.386 held by Bonaire Participações S.A.